Exhibit 8.1

GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.

July 25, 2011

CSR plc

Churchill House, Cambridge Business Park, Cowley Road,

Cambridge CB4 0WZ

United Kingdom

Ladies and Gentlemen:

We have acted as Israeli counsel to CSR plc, a company organized under the laws of England and Wales (“Parent”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of February 20, 2011 (the “Agreement”), by and among Parent, Zeiss Merger Sub, Inc., a Delaware corporation that is a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Zoran Corporation, a Delaware corporation (the “Company”). Pursuant to the Agreement, Merger Sub will be merged with and into the Company (the “Merger”) with the Company as the surviving entity of the Merger and as a wholly-owned subsidiary of Parent.

The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form F-4 (file no. 333-173590) (the “Registration Statement”) of Parent, which includes the Proxy Statement/Prospectus/Information Statement relating to the Merger (the “Proxy Statement/Prospectus”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Parent, Merger Sub and the Company in the Agreement and the Proxy Statement/Prospectus and that no actions that are inconsistent with such statements, representations and warranties will be taken; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates and representations expected to be provided to us by Parent, Merger Sub and the Company; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Parent, Merger Sub or the Company or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification. We express no opinion on the likelihood of the Company to receive the tax rulings from the Israeli Tax Authority referred to in the Registration Statement.

We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

Based upon and subject to the foregoing, we hereby confirm that the discussion contained in the Registration Statement under the caption “Material Tax Consequences—Material Israeli Tax Consequences of the Merger”, insofar as it relates to statements of law and legal conclusions and subject to the limitations and qualifications described therein, sets forth the material Israeli tax consequences generally applicable to the Merger.

There can be no assurance that changes in the law will not take place that could affect the Israeli tax consequences of the Merger, or that contrary positions may not be taken by the Israeli Tax Authority. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion addresses only matters set forth herein. This opinion does not address any other Israeli tax consequences or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger). You should recognize that our opinion is not binding on the Israel Tax Authority and that a court or the Israel Tax Authority may disagree with the opinion contained herein. The discussion and conclusions set forth above are based upon current provisions of the Israeli Income Tax Ordinance (New Version), 1961, as amended and the regulations promulgated thereunder, and existing administrative and judicial interpretations thereof (collectively, “Applicable Law”), all of which are subject to change, potentially with retroactive effect. Changes in Applicable Law could adversely affect our opinion. We do not undertake to advise you as to any changes after the date hereof in Applicable Law that may affect our opinion

We hereby consent to the reproduction and filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material Israeli tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.